CONTACT:  Leo Taylor
                         Tandycrafts, Inc. (817) 551-9600
                         (investor_relations@tandycrafts.com)
FOR IMMEDIATE RELEASE    or
                         Jeff Lambert, Brian Edwards (mail@lambert-edwards.com)
                         Lambert, Edwards & Associates, Inc. (616) 233-0500


                    TANDYCRAFTS COMPLETES SALE OF J-MAR UNIT
                    ----------------------------------------

FORT WORTH, Texas, June 6, 2000 - Tandycrafts, Inc. (NYSE: TAC) today announced it has completed the sale of its Waco, Texas-based J-Mar unit to Florida-based Universal Designs, Inc. Terms of the transaction were not disclosed.

The Fort Worth, Texas-based consumer products maker and marketer said the sale of J-Mar, which makes inspirational gifts and stationery, is the first divestiture as part of the Company's strategic plan announced earlier this year. Tandycrafts' plan, announced in February 2000, entails selling its non-core Gifts and Office Supply divisions; focusing the Company on its core frames and wall decor, home furnishings and consumer direct operations; and making key operational improvements and cost reductions. Tandycrafts said it currently expects to complete the sale of its two other Gift division units, Licensed Lifestyles and Rivertown Button, during the current quarter, which ends June 30.

Tandycrafts said the net cash proceeds from the sale of J-Mar were in line with the Company's expectations. The Company will use the proceeds to reduce debt.

"We are aggressively executing our strategic plan and are on track to emerge in fiscal 2001 as a more focused and profitable company," said Michael Walsh, Tandycrafts' chairman of the board and chief executive officer. "The sale of J-Mar is another important step in this process as we push to complete the bulk of our operating initiatives and exit our Gifts and Office Supplies business units this quarter."

Tandycrafts announced last week it ceased production at its California frame manufacturing facility and is completing the move of equipment to its new state-of-the-art production facility in Durango, Mexico to double that plant's production capacity. Tandycrafts also has completed the centralization of distribution for its frames and wall decor and home furnishings divisions at its headquarters in Fort Worth.

"We are following through on our commitment to affect significant change and generate long-term profitability for Tandycrafts," said Jim Allen, president and chief operating officer. "We are among the leaders in the core markets we serve, and we see tremendous opportunity to build our market share in the future."

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TANDYCRAFTS/ PAGE 2 OF 2

Tandycrafts, Inc. (www.tandycrafts.com) is a leading maker and marketer of consumer products, including frames and wall decor, office supplies, home furnishings and gift products. The Company's products are sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers, and direct-to-consumer channels through the Company's retail stores, mail order and the Internet.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, successful implementation of this strategic plan, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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